UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 17, 2011

Motorola Mobility Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)
001-34805		27-2780868
(Commission File Number)		(IRS. Employer Identification No.)

600 North US Highway 45, Libertyville, IL	60048
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code:  (847) 523-5000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On November 17, 2011, at a special meeting of stockholders of Motorola Mobility Holdings, Inc. (“Motorola Mobility”), Motorola Mobility’s stockholders approved the following proposals (with the final results for each matter indicated below): (1) the proposal to adopt the Agreement and Plan of Merger, dated August 15, 2011, among Motorola Mobility, Google Inc. (“Google”) and RB98 Inc., a wholly owned subsidiary of Google (the “Merger Agreement”); (2) the proposal to approve any motion to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Merger Agreement; and (3) the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Motorola Mobility’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.  These proposals are described in more detail in the proxy statement, dated October 14, 2011, filed by Motorola Mobility on October 14, 2011.

Proposal to adopt the Merger Agreement

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
223,110,720	1,182,503	366,882	0

Proposal to approve any motion to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Merger Agreement

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
209,904,046	14,358,763	397,296	0

Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Motorola Mobility’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
175,573,479	47,744,564	1,342,062	0

A copy of Motorola Mobility’s press release relating to the stockholder approval of the Merger Agreement is attached hereto as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press release dated November 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorola Mobility Holdings, Inc.
Date: November 17, 2011
	By:	/s/ Carol H. Forsyte
		Name:	Carol H. Forsyte
		Title:	Corporate Vice President and Secretary

EXHIBIT INDEX

99.1	Press release dated November 17, 2011.